Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, filed on the date hereof, of Oxygen Biotherapeutics, Inc. formerly Synthetic Blood International, Inc. (a development-stage enterprise) (the “Company”) of our report dated July 24, 2012 with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the year ended April 30, 2012, filed on July 24, 2012.

/s/ Cherry Bekaert LLP
(formerly named Cherry, Bekaert & Holland, L.L.P.)

Raleigh, North Carolina
April 12, 2013